UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

iPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-32064	36-4350876
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

1901 North Roselle Road, Schaumburg, Illinois		60195
(Address of Principal Executive Offices)		(Zip Code)

(847) 885-2833
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of July 1, 2005, iPCS, Inc. (“iPCS”), entered into an Amended and Restated Common Stock Registration Rights Agreement (the “Rights Agreement”), dated as of June 30, 2005, by and among iPCS, Inc., affiliates of Silver Point Capital (“Silver Point”), affiliates of AIG Global Investment Corp. (“AIGGIC”) and the Timothy M. Yager 2001 Trust to (i) add Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (collectively, “Apollo”) as an investor under the Rights Agreement and (ii) amend the provision governing investor demand rights to provide that each of AIGGIC, Silver Point and Apollo have one demand right and will share the fourth demand right.

The preceding paragraph is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference as Exhibit 99.1 to this Form 8-K.

iPCS also entered into Amended and Restated Non-Qualified Stock Option Agreements, dated June 30, 2005, by and between iPCS and each of Donald L. Bell, Eugene I. Davis, Eric F. Ensor and James J. Gaffney to extend the post-resignation period during which each former director may exercise options granted pursuant to the agreement.

The preceding paragraph is qualified in its entirety by reference to the Amended and Restated Non-Qualified Stock Option Agreements of Messrs. Bell, Davis, Ensor and Gaffney, which are incorporated herein by reference as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, to this Form 8-K.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 1, 2005 (the “Effective Time”), iPCS completed a merger with Horizon PCS, Inc., a Delaware corporation (“Horizon PCS”), pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 17, 2005, by and between iPCS and Horizon PCS.

Pursuant to the Merger Agreement, Horizon PCS, in a tax-free, stock-for-stock transaction, merged with and into iPCS, with iPCS surviving (the “Merger”).  Horizon PCS stockholders received 0.7725 shares of iPCS common stock for each share of Horizon PCS common stock they held as of the Effective Time.  Each option to purchase shares of Horizon PCS common stock outstanding as of the Effective Time was, at the time of the Merger, converted into an option to purchase a number of shares of iPCS common stock equal to the number of shares of Horizon PCS common stock for which such option may be exercised multiplied by 0.7725, at an exercise price equal to the original exercise price divided by 0.7725.

The preceding paragraphs are qualified in their entirety by reference to the Merger Agreement and the press release announcing the closing of the Merger, which are incorporated herein by reference as Exhibits 2.1 and 99.7, respectively, to this Form 8-K

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to a supplemental indenture, dated as of June 30, 2005, by and between U.S. Bank National Association, as Trustee, and iPCS (the “Supplemental Indenture”), iPCS assumed Horizon PCS’ obligations under the outstanding $125.0 million principal amount of 11 3/8% senior notes due 2012 issued pursuant to the indenture, dated as of July 19, 2004, by and among Horizon PCS Escrow Company, Horizon PCS, certain subsidiary guarantors and U.S. Bank National Association, as Trustee (the “Indenture”).

The preceding paragraph is qualified in its entirety by reference to the Indenture and the Supplemental Indenture, which are incorporated herein by reference as Exhibits 4.1 and 4.2, respectively, to this Form 8-K.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the transaction described under Item 2.01 of this Form 8-K, James J. Gaffney resigned from the board of directors of iPCS and, pursuant to the terms of the Merger Agreement, was replaced by Ryan L. Langdon immediately prior to the Effective Time.  Mr. Langdon was appointed Chairman of the compensation committee and also will serve on the nominating/governance committee.

Mr. Langdon is a managing director in the High Yield Group of AIGGIC.  Immediately following the Merger, entities investment managed by affiliates of AIGGIC will own approximately 16.6% of our common stock and are parties to the Rights Agreement described under Item 1.01 of this Form 8-K.  In addition, pursuant to the registration rights agreement dated April 30, 2004 related to iPCS’ 11 1/2% senior notes due 2012, iPCS and its subsidiary guarantors were obligated to file an exchange offer registration statement with the SEC. This registration statement was declared effective on November 24, 2004 and iPCS consummated the exchange offer on December 27, 2004.  AIGGIC advised iPCS that its affiliates held approximately $47.3 million of iPCS’ notes at the consummation of iPCS’ exchange offer. Further, iPCS is insured by an insurance company affiliated with AIGGIC. The annual premium for such coverage, approximately $0.3 million, was paid to iPCS’ broker in July 2004. iPCS believes that the cost of insurance is comparable to the cost of insurance which could have been obtained in transactions with unaffiliated entities.

Pursuant to the Merger Agreement, Horizon PCS designated Timothy G. Biltz, Jeffrey W. Jones and Robert A. Katz, each of whom was a member of the board of directors of Horizon PCS immediately prior to the Merger, to the iPCS board of directors.  Pursuant to the Merger Agreement and effective as of the Effective Time, each of Donald L. Bell, Eugene I. Davis and Eric F. Ensor resigned from the board of directors of iPCS and Messrs. Biltz, Jones and Katz were appointed directors of iPCS.  Mr. Katz was appointed Chairman of the board of directors of iPCS and also will serve on the compensation committee.  Mr. Biltz will serve on the audit committee.  Mr. Jones will serve as Chairman of the audit committee and also will serve on the nominating/compensation committee.

Mr. Katz has been associated with Apollo Management, L.P., an affiliate of Apollo Investment Fund IV, L.P., in various capacities since 1990.  Immediately following the Merger, Apollo will own approximately 16.8% of our common stock and will have registration rights pursuant to the Rights Agreement described under Item 1.01 of this Form 8-K.  Apollo entered into a registration rights agreement with Horizon PCS, dated as of October 1, 2004, with respect to the common stock of Horizon PCS which it acquired in connection with Horizon PCS’ reorganization.  The Rights Agreement supersedes Apollo’s prior agreement with Horizon PCS.

  Alan G. Morse, the chief operating officer of Horizon PCS immediately prior to the Merger, was appointed chief operating officer of iPCS as of the Effective Time.   At the time the Merger Agreement was announced, iPCS stated that it expected to appoint Mr. Morse Chief Operating Officer.  Mr. Morse, 46, has served as chief operating officer of Horizon PCS since March 2002.  Previously, he was chief operating officer of TelePacific Communications, Inc., an integrated telecommunications provider operating in California and Nevada from 2000 to 2001. From 1996 to 2000, he was area vice president for Sprint PCS, where he managed the build-out, launch and operation of Sprint PCS businesses in Cleveland, Cincinnati, Columbus, Indianapolis and Pittsburgh. He has held management positions with Nextel Communications Inc. and Cellular One of Ohio and Michigan.  Mr. Morse was chief operating officer of Horizon PCS at the time Horizon PCS filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.

iPCS and Mr. Morse currently are negotiating the terms of Mr. Morse’s employment agreement with iPCS.  The following is a description of Mr. Morse’s existing employment agreement with Horizon PCS, which iPCS assumed at the Effective Time.  Mr. Morse’s existing employment agreement expires December 31, 2005 and provides for an annual base salary of $215,000. In addition to his salary, Mr. Morse is eligible to receive an annual bonus up to 40% of his base salary and is eligible to participate in Horizon PCS’ employee benefit plans.  In addition, under certain circumstances specified in the employment agreement, Mr. Morse may be entitled to a retention bonus of $161,250.  If Mr. Morse is terminated without cause, as cause is defined under the agreement, he is entitled to receive continuing payments of 1.5 times his base salary as in effect on June 30, 2003 for 18 months.   In addition, in the event of termination due to death or disability, Mr. Morse or his estate will receive continuing payments of his base salary for 12 months after termination plus a lump sum payment equal to a target incentive bonus pro-rated for the year of termination, and iPCS will pay his COBRA premium payments for the shorter of 12 months or the period of his eligibility under COBRA.  Under the employment agreement, Mr. Morse has agreed not to compete in any business that competes with any aspect of Horizon PCS’ business either directly or indirectly while employed by Horizon PCS and for a period of 3 months after termination of his employment.

The preceding paragraph is qualified in its entirety by reference to the Employment Agreement, dated as of October 1, 2004, by and between Horizon PCS and Alan G. Morse, which is incorporated herein by reference to Exhibit 99.6 to this Form 8-K.

Item 5.03.  Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year.

In connection with the Merger, and effective as of the Effective Time, iPCS’ Restated Certificate of Incorporation and Amended and Restated Bylaws were amended to reflect the terms of the Merger Agreement with respect to the designation and replacement of the members of the board of directors, chairman of the board and chief executive officer of iPCS as described in Item 5.02 of this Form 8-K.   Following consummation of the Merger, iPCS filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware incorporating the amendment effective as of July 1, 2005.

The preceding paragraph is qualified in its entirety by reference to the Second Restated Certificate of Incorporation of iPCS and the Amended and Restated Bylaws of iPCS, as amended, which are incorporated herein by reference as Exhibits 3.1 and 3.2, respectively, to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith.  To the extent information is required by this item, such information will be filed with the Commission by amendment to Form 8-K as soon as reasonably practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith.  To the extent information is required by this item, such information will be filed with the Commission by amendment to Form 8-K as soon as reasonably practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)           Exhibits

See Exhibit Index included in this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: July 1, 2005	By:	/s/ STEBBINS B. CHANDOR, JR.
Stebbins B. Chandor, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1

Agreement and Plan of Merger, dated as of March 17, 2005, by and between iPCS, Inc. and Horizon PCS, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by iPCS, Inc. on March 18, 2005 (File No. 333-32064)).

Exhibit 3.1	Second Restated Certificate of Incorporation of iPCS, Inc.

Exhibit 3.2	Amended and Restated Bylaws of iPCS, Inc. (as of June 30, 2005)

Exhibit 4.1

Indenture, dated as of July 19, 2004, by and among Horizon PCS Escrow Company, Horizon PCS, certain subsidiary guarantors and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 filed by Horizon PCS, Inc. on March 19, 2005 (File No. 333-123383))

Exhibit 4.2	First Supplemental Indenture, dated as of June 30, 2005, by and between U.S. Bank National Association, as Trustee, and iPCS, Inc.

Exhibit 99.1

Amended and Restated Common Stock Registration Rights Agreement, dated as of June 30, 2005, by and among iPCS, Inc., affiliates of Silver Point Capital, affiliates of AIG Global Investment Corp., the Timothy M. Yager 2001 Trust, Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P.

Exhibit 99.2	Amended and Restated Non-Employee Directors Non-Qualified Stock Option Agreement, dated as of June 30, 2005, by and between iPCS, Inc. and Donald L. Bell

Exhibit 99.3	Amended and Restated Non-Employee Directors Non-Qualified Stock Option Agreement, dated as of June 30, 2005, by and between iPCS, Inc. and Eugene I. Davis

Exhibit 99.4	Amended and Restated Non-Employee Directors Non-Qualified Stock Option Agreement, dated as of June 30, 2005, by and between iPCS, Inc. and Eric F. Ensor

Exhibit 99.5	Amended and Restated Non-Employee Directors Non-Qualified Stock Option Agreement, dated as of June 30, 2005, by and between iPCS, Inc. and James J. Gaffney

Exhibit 99.6

Employment Agreement, dated as of October 1, 2004, by and between Horizon PCS, Inc. and Alan G. Morse (incorporated by reference to Exhibit 10.11 to the Annual Report on Form 10-K for the year ended December 31, 2004 filed by Horizon PCS, Inc. (File No. 333-37516))

Exhibit 99.7	Press Release, dated July 1, 2005, issued by iPCS, Inc. announcing completion of the Merger